Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Amgen Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.0001 per share	Other	1,701,433(2)	262.85	447,221,664.05	$147.60 per $1,000,000	66,009.92

Total Offering Amounts					447,221,664.05		66,009.92

Total Fee Offsets							—

Net Fee Due							66,009.92

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares of Common Stock, par value $0.0001 per share (“Common Stock”) of Amgen Inc., a Delaware corporation (the “Registrant”) which may become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without consideration which results in the increase in the number of outstanding shares of Common Stock.

(2)

Represents shares of Common Stock issuable upon the vesting or settlement, as applicable, of equity awards issued pursuant to the Horizon Therapeutics Public Limited Company Amended and Restated 2014 Equity Incentive Plan, Horizon Therapeutics Public Limited Company Amended and Restated 2020 Equity Incentive Plan and 2020 Restricted Stock Unit Award Sub-Plan and Horizon Therapeutics Public Limited Company Amended and Restated 2018 Equity Incentive Plan and 2018 Restricted Stock Unit Award Sub-Plan, which equity awards were converted into equity awards in respect of Common Stock in connection with the consummation of the transactions contemplated by that certain Transaction Agreement, dated as of December 11, 2022, by and between the Registrant and Horizon Therapeutics plc, a public limited company incorporated under the laws of Ireland, and Pillartree Limited, a private limited company incorporated under the laws of Ireland and a wholly owned subsidiary of the Registrant.

(3)

Estimated solely for purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per unit and maximum aggregate offering price are based on the reported average of the high and low prices of Common Stock as reported on the NASDAQ Global Select Market on October 3, 2023 (rounded up to the nearest cent).